Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Form of Certificate of Establishment and Designation of Series and Share Classes is incorporated herein by reference to Exhibit (a)(20) to Post-Effective Amendment No. 126 to Janus Investment Fund's registration statement on Form N-1A, filed on July 2, 2009, accession number 0000950123-09-019724 (File No. 2-34393).

Form of Certificate of Establishment, Designation and Redesignation of Share Classes is incorporated herein by reference to Exhibit (a)(21) to Post-Effective Amendment No. 126 to Janus Investment Fund's registration statement on Form N-1A, filed on July 2, 2009, accession number 0000950123-09-019724 (File No. 2-34393).